FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2008 FIRST QUARTER RESULTS

Pompano Beach, FL – February 12, 2008 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its fiscal first quarter ended December 31, 2007.

For the Fiscal 2008 first quarter, the Company posted revenue of $5.0 million, an operating loss of $597,000, and a net loss of $287,000, or $0.04 per share, after interest and other income of $253,000.  These results compare to revenue of $7.4 million, operating income of $211,000, and net income of $373,000 or $0.05 per diluted share, including interest and other income of $252,000 in the Fiscal 2007 first quarter.

The Company attributed the decline in sales and operating profit to significantly lower demand for its cell phone products, sales of which decreased 88% to $0.5 million in the 2008 quarter from $4.2 million in the 2007 quarter.  Sales of blood glucose monitoring kit cases increased 42% to $3.5 million in the 2008 quarter from $2.5 million in the 2007 quarter. Sales of other products also increased 22% to $0.9 million in the 2008 quarter, compared to $0.7 million in the 2007 quarter.

Douglas W. Sabra, Forward’s new Chief Executive Officer, commented, “This was a very difficult quarter for us and we are particularly disappointed with the weak sales of cell phone products. Sales fell sharply in the quarter and were well below the already low levels recorded in Fiscal 2007 due to the continued falloff in sales to Motorola, our only OEM customer in this segment. With respect to the other areas of our business, we are pleased with the sales growth we achieved in our diabetic and other product lines.”

Mr. Sabra continued, “Looking to the future, our challenges are to grow our cell phone segment by diversifying our customer base, broadening our product offerings, obtaining additional business from Motorola, and renewing our licence agreement with Motorola.  With respect to the other segments of our business our challenges here are to continue to increase sales, improve margins, and improve our quality and delivery standards.  We see opportunities where we can improve on operational issues that will help us to maintain and grow this part of our business.  Accordingly, investment in sourcing, inspection, and logistic operations to improve quality and delivery standards associated with these products is one of our most important strategic objectives for Fiscal 2008.

“In addition to improving our operations, it is also evident from these results that we need to rationalize and reallocate our costs and reinvest in the areas of our business where we will achieve the most benefit to support our growth initiatives.”

Mr. Sabra concluded, “Our financial position remains very strong.  At December 31, 2007 we had $21.3 million in cash and cash equivalents, $23.9 million of working capital and no short or long-term debt.  I am very excited about taking over the leadership of Forward Industries and working diligently with our team to meet the challenges before us and grow our business.  For Fiscal 2008, we will aggressively focus on improving profitability while continuing to pursue longer-term strategic initiatives to expand our customer base and product offerings.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three-month period ended December 31, 2007, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2007, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I,  “Management's Discussion and Analysis of Financial Condition and Results of Operations”, and Item 1A, Part II, “Risk Factors”, included in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, which factors are incorporated herein by reference. Such factors include, among others, the degree of our success in winning new business from our customers and against competing vendors; the high degree of our customer concentration and, therefore, the dependence of our revenues and results of operations on order flow from these OEM customers; the resulting susceptibility of our revenues and results of operation to significant change over short periods of time; changes affecting, or the loss of, one or more of our principal OEM customers; the dependence of such revenues of certain OEM customers on the continuing efforts of certain key sales personnel; the expiration of our license agreement with Motorola by its terms and the uncertainty as to whether such agreement will be renewed or extended on terms acceptable to us; and the potential to add materially to our inventory allowance and the effective management of inventory including in connection with our OEM customers’ hub arrangements to which we are subject.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:	-or-	INVESTOR RELATIONS
Forward Industries, Inc.		The Equity Group Inc.
Douglas W. Sabra, CEO		Lena Cati
(954) 419-9544		(212) 836-9611
LCati@equityny.com
www.theequitygroup.com

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	(UNAUDITED)
	Three Months Ended December 31,
	2007	2006
Net sales	$4,953,090	$7,434,422
Cost of goods sold	3,835,270	5,477,712
Gross profit	1,117,820	1,956,710

Operating expenses:
Selling	779,705	850,911
General and administrative	934,924	895,114
Total operating expenses	1,714,629	1,746,025

(Loss) income from operations	(596,809)	210,685

Other income:
Interest income	239,619	241,290
Other income, net	13,497	10,733
Total other income	253,116	252,023

(Loss) income before provision (benefit) for income taxes	(343,693)	462,708
(Benefit) provision for income taxes	(56,629)	90,000
Net (loss) income	$ (287,064)	$ 372,708

Net (loss) income per common and common equivalent share
Basic	$(0.04)	$0.05
Diluted	$(0.04)	$0.05

Weighted average number of common and common equivalent shares outstanding
Basic	7,855,439	7,861,438
Diluted	7,855,439	7,978,869

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2007	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$21,298,124	$20,267,791
Accounts receivable, net	3,925,324	4,135,117
Inventories, net	1,355,400	1,072,360
Prepaid expenses and other current assets	626,604	628,786
Deferred tax asset	309,461	279,741
Total current assets	27,514,913	26,383,795

Property, plant, and equipment, net	162,956	160,644
Deferred tax asset	--	29,898
Other assets	77,409	57,538
Total assets	$27,755,278	$26,631,875

Liabilities and Shareholders’ equity
Current liabilities:
Accounts payable	$ 3,176,938	$1,904,946
Accrued expenses and other current liabilities	427,264	303,185
Total current liabilities	3,604,202	2,208,131

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,488,932 shares issued (including 633,493 held in treasury)	84,889	84,889
Capital in excess of par value	15,560,442	15,546,046
Treasury stock, 633,493 shares at cost	(1,085,057)	(1,085,057)
Retained earnings	9,590,802	9,877,866
Total shareholders' equity	24,151,076	24,423,744
Total liabilities and shareholders’ equity	$27,755,278	$26,631,875

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